UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

Commission File Number 001-39223

Sadot Group Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 200, Fort Worth, Texas 76107

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Item 5.07 Submission of Matters to a Vote of Security Holders

Sadot Group Inc. (the “Company”) held its Annual Meeting on December 20, 2023. Of the 46,764,336 shares of Common Stock outstanding on November 22, 2023, the record date, 36,990,557 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Elect 11 directors until their successors are duly elected and qualified, or until the earlier death, resignation or removal of such director. The 11 directors receiving the highest vote were appointed to the board. The following Directors were elected to the board.

	For	Withheld
Kevin Mohan	28,446,641	1,009,694
Jeff Carl	27,595,700	1,860,635
Stephen A. Spanos	28,607,822	848,513
Benjamin Petel	28,611,765	844,570
Na Yeon (“Hannah”) Oh	28,587,390	868,945
Ray Shankar	28,591,985	864,350
Marvin Yeo	28,587,405	868,930
Paul Sansom	28,614,425	841,910
Mark McKinney	28,609,405	846,930
David Errington	28,612,718	843,617
Ahmed Kahn, EngD	28,609,326	847,009

(2) Ratify the appointment of Kreit & Chiu CPA LLP (formerly known as Benjamin and Ko) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. This matter was determined based on majority of the shares cast.

For	Against	Abstain
35,979,058	338,853	672,646

(3) Approve the adoption of the 2024 Equity Incentive Plan. This matter was determined based on majority of the shares cast.

For	Against	Abstain
26,692,747	2,680,308	83,280

(4) Approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000. This matter was determined based on majority of the shares outstanding.

For	Against	Abstain
31,873,014	5,090,788	26,755

(5) Approve an amendment of the Company’s articles of incorporation to amend an Articles of Incorporation that authorizes the issuance of 10,000,000 shares of “blank check” preferred stock. This matter was determined based on majority of the shares outstanding.

For	Against	Abstain
25,424,311	3,996,677	35,347

(6) To approve, for purposes of compliance with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of up to 15,000,000 shares of our Common Stock to YA II PN Ltd., or an affiliate of YA II PN Ltd. (“Yorkville”), in connection with and pursuant to a Standby Equity Purchase Agreement, dated September 22, 2023 by and between the Company and Yorkville (the “SEPA”) in accordance with the stockholder approval requirements of Nasdaq Listing Rules 5635(b) and 5635(d), pursuant to which Yorkville is committed, subject to the conditions and limitations set forth in the SEPA, to purchase up to an aggregate of 15,000,000 shares of Common Stock during the term of the SEPA. This matter was determined based on majority of the shares outstanding.

For	Against	Abstain
25,255,325	3,425,147	775,863

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date: December 22, 2023